EXHIBIT 99.1

Superconductor Technologies Reports 2015 Fourth Quarter and Year-End Results

AUSTIN, Texas, March 23, 2016 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq:SCON) reported financial results for the quarter and year ended December 31, 2015.

“In 2015, we increased the number of purchase orders for qualification of our Conductus® wire and conducted extensive life-cycle testing with multiple customers as part of the product certification process,” stated Jeff Quiram, STI’s president and chief executive officer. “Attaining customer approval for large scale deployment remains our highest priority. We have repeatedly achieved market leading, critical current performance that meets our customers’ specifications. Our efforts remain focused on completing the previously identified mechanical stress tests for our target applications. During recent life cycle testing with key customers, we have determined that we must improve the mechanical strength of our Conductus wire prior to adding the final finishing layers of silver and copper. We are aggressively pursuing the resolution of this final performance criterion.”

“We continue to target large market segments including superconducting fault current limiters (SFCLs), magnets, power transmission cables, motors, and NMR and MRI machines, and the forecasted demand still far exceeds our installed capacity. We remain focused on customers that we believe will have the shortest path to market.”

2015 Highlights

  Increased number of customers receiving Conductus wire to 37.
  Qualified Conductus wire for use in the Robinson Research Institute’s proprietary Roebel cable, which is used in high-field magnets, transformers, utility-scale generators and other large motor applications.
  Shipped wire to two magnet customers through its relationship with the Robinson Research Institute.
  Received validation from the Paul Scherrer Institut (PSI) that Conductus wire met the critical current (Ic) objective of 500 Amps on a four millimeter width operating in a high magnetic field of 12 Tesla (T) in a low temperature at 4.2 Kelvin (K). This represents a 34% improvement, and is critical for high field magnet applications.
  Obtained greater than 900 Amps at 77 K in self field on 12 millimeter wide wire. This is important as it demonstrates the capability of STI’s production machine for SFCL applications.
  Entered agreement with TING Corporation to supply the India market with Conductus wire.

Fourth Quarter Highlights
Revenue for all periods was primarily from legacy wireless products. STI’s fourth quarter 2015 net revenues were $27,000, compared to $91,000 in the third quarter of 2015 and $82,000 in the fourth quarter of 2014. Net loss for the fourth quarter 2015 was $2.4 million, or a loss of $0.08 per basic and diluted share, compared to a net loss of $2.4 million, or a loss of $0.14 per basic and diluted share, in the third quarter of 2015, and a net loss of $2.8 million, or a loss of $0.22 per basic and diluted share in the fourth quarter of 2014.

For the full year 2015, total net revenues were $244,000, compared to $632,000 for 2014. The net loss for 2015 was $8.6 million, or $0.44 per share, compared to $8.3 million, or $0.64 per share, which included a one-time gain of $3.5 million in the second quarter of 2014 from the company’s investment in Resonant Inc., for 2014. As of December 31, 2015, STI had $7.5 million in cash and cash equivalents.

Investor Conference Call
STI will host a conference call and simultaneous webcast today, March 23rd at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its results. Participating in the call will be Jeff Quiram, president and chief executive officer; and Bill Buchanan, vice president and chief financial officer. To listen to the call live, please dial 1-877-876-9177 at least 10 minutes before the start of the conference. International participants may dial 1-785-424-1666. The conference ID is 8483403.  The call will be webcast and can be accessed from the “Investor Relations” section of the company’s Website.  A telephone replay will be available until midnight ET on March 27th by dialing 1-888-203-1112 or 1-719-457-0820, and entering pass code 8483403. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus® superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement
Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which financing may not be available on acceptable terms or at all) in the very near future, before cash reserves are depleted (which reserves are expected to be sufficient into the fourth quarter of 2016), to implement our current business plan and maintain our viability; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2014 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Cathy Mattison or Kirsten Chapman
LHA      +1-415-433-3777       invest@suptech.com

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended			Year Ended
	December 31, 2015		December 31, 2014	December 31, 2015	December 31, 2014
		unaudited		unaudited	audited

Net revenues	$27,000		$82,000	$244,000	$632,000

Costs and expenses:
Cost of commercial product revenue	766,000		446,000	3,004,000	1,558,000
Research and development	879,000		1,475,000	4,125,000	5,992,000
Selling, general and administrative	1,581,000		1,394,000	5,838,000	5,389,000
Total costs and expenses	3,226,000		3,315,000	12,967,000	12,939,000

Loss from operations	(3,199,000)		(3,233,000)	(12,723,000)	(12,307,000)

Other Income and Expense
Gain from investment in Resonant LLC	-		-	-	3,142,000
Adjustments to fair value of warrant derivatives	966,000		384,000	4,852,000	480,000
Adjustment to warrant exercise price	(170,000)		-	(537,000)	-
Other income	1,000		1,000	13,000	434,000
Other expense	-		-	(207,000)	-
Net loss	$(2,402,000)		$(2,848,000)	$(8,602,000)	$(8,251,000)

Basic and diluted loss per common share	$(0.08)		$(0.22)	$(0.44)	$(0.64)

Weighted average number of common
shares issued and outstanding	29,388,932		13,020,081	19,706,292	12,793,929

SUPERCONDUCTOR TECHNOLOGIES INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$7,469,000	$1,238,000
Accounts receivable, net	38,000	86,000
Inventory, net	121,000	74,000
Prepaid expenses and other current assets	122,000	358,000
Total Current Assets	7,750,000	1,756,000

Property and equipment, net of accumulated depreciation of
$7,290,000 and $4,908,000, respectively	5,551,000	7,902,000
Patents, licenses and purchased technology, net of accumulated
amortization of $869,000 and $795,000, respectively	938,000	886,000
Other assets	126,000	255,000
Total Assets	$14,365,000	$10,799,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$432,000	$762,000
Accrued expenses	418,000	455,000
Current portion of derivative fair value - warrants	-	946,000
Total Current Liabilities	850,000	2,163,000

Other long term liabilities	393,000	4,634,000
Total Liabilities	1,243,000	6,797,000

Stockholders’ Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized,
330,873 and 328,925 issued and outstanding, respectively	-	-
Common stock, $.001 par value, 250,000,000 shares authorized,
39,608,218 and 14,264,141 shares issued and outstanding, respectively	39,000	14,000
Capital in excess of par value	304,053,000	286,356,000
Accumulated deficit	(290,970,000)	(282,368,000)
Total Stockholders' Equity	13,122,000	4,002,000

Total Liabilities and Stockholders' Equity	$14,365,000	$10,799,000

SUPERCONDUCTOR TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,602,000)	$(8,251,000)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	2,458,000	1,332,000
Stock-based compensation expense	2,199,000	862,000
Provision for excess and obsolete inventories	58,000	-
Adjustments to fair value of warrant derivatives	(4,852,000)	(480,000)
Adjustments to warrant exercise price	537,000	-
(Gain) loss on disposal of property and equipment	(1,000)	(114,000)
(Gain) loss from investment in Resonant LLC joint venture	-	(3,142,000)
Changes in assets and liabilities:
Accounts receivable	45,000	(80,000)
Inventory	(105,000)	2,000
Prepaid expenses and other current assets	236,000	79,000
Patents and licenses	(128,000)	(70,000)
Other assets	128,000	62,000
Accounts payable, accrued expenses and other liabilities	(440,000)	(225,000)
Net cash used in operating activities	(8,467,000)	(10,025,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of Resonant Shares	-	3,327,000
Purchase of property and equipment	(141,000)	(3,704,000)
Net proceeds from sale of property and equipment	1,000	96,000
Net cash used in investing activities	(140,000)	(281,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common shares for withholding obligations	(26,000)	-
Net proceeds from sale of common stock	13,177,000	-
Net proceeds from sale of warrants	1,687,000	4,085,000
Net cash provided by financing activities	14,838,000	4,085,000
Net increase (decrease) in cash and cash equivalents	6,231,000	(6,221,000)
Cash and cash equivalents at beginning of year	1,238,000	7,459,000
Cash and cash equivalents at end of year	$7,469,000	$1,238,000